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                                                      Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

                         CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS

         We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports dated September 11, 1996, in Post- Effective Amendment Number 21 to the Registration Statement (Form N-1A File No. 33-24848) and the related Prospectuses of the Fountain Square Funds (comprising respectively, Fountain Square Commercial Paper Fund, Fountain Square U.S. Treasury Obligations Fund, Fountain Square Government Cash Reserves Fund, Fountain Square Ohio Tax Free Bond Fund, Fountain Square U.S. Government Securities Fund, Fountain Square Quality Bond Fund, Fountain Square Quality Growth Fund, Fountain Square Mid Cap Fund, Fountain Square Balanced Fund and Fountain Square International Equity Fund) dated September 30, 1996.

                             /s/ Ernst & Young LLP

Cincinnati, Ohio
July 21, 1997